Confidential information indicated by X's has been omitted and filed separately with the Securities and Exchange Commission.

                         DESIGNATED PARTY TERM GUARANTY

      REFERENCE IS HEREBY MADE to the Term Loan Agreement dated the date hereof among IVC Industries, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, and The Chase Manhattan Bank, as Agent. (Such term loan agreement, as the same may hereafter be amended or supplemented from time to time, will be called herein the "Term Loan Agreement"; provided however that the consent of the Guarantor (as hereinafter defined) is required for certain changes to the Term Loan Agreement, as provided in Section 5 hereof). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Term Loan Agreement, except as otherwise specified herein.

      WHEREAS, the Term Loan Agreement provides for (among other things) the Banks to make one or more term loans to the Borrower in the aggregate principal amount of $3,500,000; and

      WHEREAS, the Loan of each Bank will be evidenced by a Term Note of the Borrower in favor of such Bank; and

      WHEREAS, although certain provisions of the Term Loan Agreement suggest that such $3,500,000 term-loan financing may consist of more than one loan made by more than one bank and/or that assignments of portions thereof may be made by one bank to other banks, in fact (as provided in Section 2.12 thereof) the full $3,500,000 term loan is being made on the Closing Date by The Chase Manhattan Bank alone, and it is not anticipated that such loan will be hereafter assigned in whole or in part to other banks; and for purposes of this Guaranty (notwithstanding the definition of such terms in the Term Loan Agreement), the term "Bank" means only Chase (as "Chase" is defined in Section 15 hereof); the term "Note" means the promissory note of the Borrower in favor of the Bank evidencing the Bank's $3,500,000 term loan under the Term Loan Agreement; and the term "Loan" means the $3,500,000 term loan being made by the Bank to the Borrower on the Closing Date under the Term Loan Agreement; and

      WHEREAS, XXXXXXX, a New Jersey corporation (the "Guarantor"), expects to obtain substantial economic benefit from the Loan to be made to the Borrower under the Term Loan Agreement; and

      WHEREAS, the execution and delivery of this guaranty by the Guarantor is required in order to induce the Bank and the Agent to enter into the Term Loan Agreement.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Bank and the Agent to enter into the Term Loan Agreement, the Guarantor hereby agrees with the Bank and the Agent as follows:

      1. The Guarantor hereby absolutely and unconditionally (except for the condition set forth in Section 15 hereof) guarantees to the Bank and the Agent the full and prompt payment, from time to time when the same shall become due and payable (whether in installments, at stated maturity, upon acceleration, upon mandatory prepayment, or otherwise), of all the obligations of the Borrower under the Note, including the principal of and interest on the Note (collectively, the "Obligations"). The liability of the Guarantor under this guaranty shall expire on October 31, 1999, unless on or before such date a demand for payment shall have been made by the Agent upon or after the occurrence of an Event of Default.

      2. (a) No demand for payment by the Guarantor under this Guaranty may be made unless an Event of Default shall have occurred. The Guarantor shall be obligated to make payment hereunder immediately upon receipt of such a demand in writing from the Agent, except that if the only Event of Default that shall have occurred is one described in clauses (ii) or (iii) of Section 10.01(a) of the Term Loan Agreement or clause (ii) of Section 10.01(c) of the Term Loan Agreement, then the Guarantor shall not be obligated to make such payment unless such Event of Default continues for 30 days after such demand is made.

            (b) A demand for payment under this Guaranty shall be for the full outstanding principal balance of the Note and all accrued and unpaid interest thereon and all other amounts due in respect thereof; and payment shall be made by the Guarantor of the full outstanding principal balance of the Note, all accrued and unpaid interest thereon and all other amounts due in respect of the Note.

            (c) The Guarantor further agrees with the Agent and the Bank that the Guarantor will not prior to the payment of the Note in full refuse to sell, or curtail, delay or condition its sales, to the Borrower of product under normal commercial terms and conditions, as long as (x) the Borrower meets all normal commercial terms and conditions, including not being materially past due in its payment obligations to the Guarantor for Product purchased and (y) the Guarantor has not been required to make payment under this Guaranty.

      3. The Guarantor agrees that, as among the Guarantor, the Agent and the Bank, the Obligations may be declared to be due and payable for purposes of this guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of this guaranty. Similarly, if the Agent is legally precluded from making a demand on the Guarantor under the Guaranty by reason of the automatic stay of the Federal Bankruptcy Code or any other stay or injunction, the Guarantor shall be obligated to make payment hereunder at any time as the Agent may elect on or after the occurrence of an Event of Default, and such demand will be deemed to have been given at such time without the necessity of an actual demand. The Guarantor further guarantees that all payments made by the Borrower to the Agent and the Bank of any Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, the Agent or the Bank in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

      4. This is a guaranty of payment and not of collection only.

      5. The Guarantor hereby consents that from time to time, without notice to or further consent of any Guarantor, the payment, performance or observance of any or all of the Obligations or any and all of the other obligations of the Borrower under the Term Loan Documents may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Term Loan Documents or any part thereof may be changed and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Agent may determine, and any of the acts mentioned in the Term Loan Documents may be done, all without affecting the liability of the Guarantor hereunder; except that until such time as a demand is made by the Agent for payment under this guaranty for payment in full of the Obligations, without the consent of the Guarantor (which shall not be unreasonably withheld if the Agent requests such consent) none of the provisions of the Term Loan Agreement or the other Term Loan Documents as existing on the Closing Date (the "Closing Date Term Loan Agreement" and the "Closing Date Term Loan Documents") may be affirmatively waived or modified by the Agent and the Bank, if such waiver or modification would (x) constitute a Restricted Change (as hereinafter defined) and (y) materially adversely affect the Guarantor. No failure or delay on the part of the Agent and the Bank in exercising any right or remedy shall operate as a waiver or modification of any provision of the Closing Date Term Loan Agreement or other Closing Date Term Loan Document. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that the Agent or the Bank exhaust any right, power or remedy or proceed against the Borrower under the Term Loan Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, the Borrower or a guarantor. As used herein, the term "Restricted Change" means:

            (i) any change in the maturity of the Loan (including without limitation the definition of Maturity Date, beyond the possible extension already contemplated in the definition of Maturity Date); provided, however, that neither the acceleration of such maturity on or after the occurrence of an Event of Default, nor the requirement of a mandatory prepayment of the Loan pursuant to the Closing Date Term Loan Agreement, shall constitute a Restricted Change;

            (ii) any change in the time required for the payment of interest under the Loan;

            (iii) any increase in total amount of the Commitment of the Bank above $3,500,000;

            (iv) any increase in the interest rate on the Loan above that provided for in the Closing Date Term Loan Agreement; provided however that in no event shall the determination by the Agent of the Money Market Rate constitute a Restricted Change, nor shall the changes contemplated in the definition of the term "Margin" in the Closing Date Term Loan Agreement constitute a Restricted Change;

            (v) any release of the Vitamin Specialties Assets or the New Freehold/Howell Real Estate as collateral for the Loan, unless such release (a) consists of a discharge of the Lien as to the New Freehold/Howell Real Estate and is effected in connection with the mortgage refinancing or sale/leaseback arrangement described in Section
      2.09 of the Term Loan Agreement and prepayment of the Loan is made in accordance with such Section 2.09, or (b) consists of an asset sale that is not prohibited by Section 8.07 of the Term Loan Agreement;

            (vi) any release of VSC from liability under the VSC Term Guaranty;

            (vii) any increase or reduction in the total amount of the Facility A Commitments; provided however that the reasonable exercise by the agent of its rights under the Revolving Credit Agreement (for purposes of computing the Borrowing Base) to change the advance rate as to Eligible Accounts and Eligible Inventory, and to revise the criteria for eligibility of Eligible Accounts and Eligible Inventory, shall not constitute a Restricted Change (the terms "Facility A Commitments", "Borrowing Base", "Eligible Accounts" and "Eligible Inventory" having the meanings ascribed to such terms in the Revolving Credit Agreement);

            (viii) any shortening of the maturity of Facility A, other than an acceleration of such maturity on or after the occurrence of an Event of Default; and

            (ix) any waiver or modification of Section 10.01(k) of the Closing Date Term Loan Agreement.

      6. This guaranty shall be a continuing guaranty, and (except as otherwise provided in Section 5 hereof) any other guarantor and any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of the Guarantor. The liability of the Guarantor hereunder shall be and remain in effect irrespective of the validity, regularity or enforceability of the Note or any of the other Term Loan Documents and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Agent or any Bank shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation or to vary the terms of payment.

      7. Subject to Section 15 hereof, the Agent or the Bank may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein.

      8. Notice of acceptance of this guaranty and of the incurring of any and all of the Obligations is hereby waived. This guaranty and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

      9. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, each of the Agent and the Bank shall be entitled, at its option, to setoff and apply balances (general or special, time or demand, provisional or final) held by it for account of such Guarantor at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided however that any failure to give such notice shall not affect the validity thereof.

      10. No provision of this guaranty may be modified or waived without the prior written consent of the Agent.

      11. The Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this guaranty, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding.

      12. The Guarantor agrees to reimburse the Agent and the Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Agent or the Bank in connection with any enforcement of this guaranty.

      13. The rights, powers and remedies granted to the Agent and the Bank herein shall be cumulative and in addition to any rights, powers and remedies to which the Agent and the Bank may be entitled either by operation of law or pursuant to the Term Loan Documents or any other document or instrument delivered or from time to time to be delivered to the Agent or the Bank in connection with the Term Loan Documents.

      14. The Guarantor acknowledges and agrees that any payments received by the Agent or the Bank from the Borrower, and any amount recovered by the Agent or the Bank from the Borrower or any other guarantor of the obligations of the Borrower (including, without limitation, the Obligations), and any amounts realized from any collateral for the obligations of the Borrower (including, without limitation, the Obligations), may be applied by the Agent or the Bank to obligations of the Borrower other than the Obligations, with no resulting reduction in the liability of the Guarantor under this Guaranty; provided however that if the Borrower designates in writing to the Agent, contemporaneously with its making of any payment to the Agent, that such payment is to be applied to reduce the outstanding amount of the Obligations, and if no Default or Event of Default exists at the time such payment is made, and if no Default or Event of Default would result from such application of such payment, then the Agent shall apply such payment so as to reduce the outstanding amount of the Obligations.

      15. It is a condition to the liability of the Guarantor under this Guaranty and the Term Intercreditor Agreement that Chase (as hereinafter defined) shall assign its interests in the Term Loan Documents to the Guarantor against payment hereunder, pursuant to the Term Intercreditor Agreement, but shall not sell assignments or participations in the Loan. As used herein, the term "Chase" means The Chase Manhattan Bank and also includes any entity that is a successor thereto and any entity that is (directly or indirectly) wholly owned by the bank holding company that owns such bank or successor entity. Nothing herein shall preclude assignments of the Loan to or among the entities that so comprise Chase.

      16. Any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, or three days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

      If to the Guarantor:

                XXXXXXX
                XXXXXXX
                XXXXXXX
                XXXXXXX

      -- With a simultaneous copy to:

                      XXXXXXX
                      XXXXXXX
                      XXXXXXX
                      XXXXXXX

      If to the Agent or the Bank:

                The Chase Manhattan Bank,
                 as Agent
                New York Agency
                1 Chase Manhattan Plaza
                New York, NY 10081

      -- With a simultaneous copy to:

                      The Chase Manhattan Bank
                      One Riverfront Plaza
                      Newark, New Jersey 07102
                      Attention: Mr. Peter M. Fitzsimmons

      If to the Borrower:

                IVC Industries, Inc.
                500 Halls Mill Road
                Freehold, NJ  07728
                Attention: Mr. I. Alan Hirschfeld

      -- With a simultaneous copy to:

                IVC Industries, Inc.
                500 Halls Mill Road
                Freehold, NJ  07728
                Attention:   Mr. E. Joseph Edell

      IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its proper officers this 1st day of May, 1998.

WITNESS:                                  XXXXXXXXXXXXX


--------------------------                By:  XXXXXXXXXXXXXXXXX
Name:                                        Name:
                                                  ------------------------------
                                              Title:
                                                    ----------------------------